                      LEXINGTON CORPORATE PROPERTIES TRUST
                              355 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 692-7260

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 20, 1998

                            ------------------------

To the Shareholders of

Lexington Corporate Properties Trust:

     The 1998 Annual Meeting of Shareholders of Lexington Corporate Properties Trust (the "Company") will be held at The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, on Wednesday, May 20, 1998, at 10:30 a.m., New York City time, for the following purposes:

          (1) to elect seven trustees to serve until the 1999 Annual Meeting of Shareholders;

          (2) to approve the Company's 1998 Share Option Plan; and

          (3) to transact such other business as may properly come before the 1998 Annual Meeting.

     Only shareholders of record at the close of business on April 7, 1998 (the "Shareholders") are entitled to notice of and to vote at the 1998 Annual Meeting of Shareholders or any adjournments thereof. A list of Shareholders will be available for inspection during normal business hours at the offices of the Company located at 355 Lexington Avenue, New York, New York 10017, during the ten days preceding the 1998 Annual Meeting of Shareholders.

                                          By Order of the Board of Trustees,

                                          PAUL R. WOOD
                                          Vice President, Chief Accounting
                                          Officer
                                          and Secretary
New York, New York
April 23, 1998

     PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE 1998 ANNUAL MEETING. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME BY WRITTEN NOTICE TO THE COMPANY PRIOR TO ITS EXERCISE. GIVING YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING AND AFFIRMATIVELY INDICATE YOUR INTENTION TO VOTE AT SUCH MEETING.

                      LEXINGTON CORPORATE PROPERTIES TRUST
                              355 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 692-7260

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 20, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Trustees of Lexington Corporate Properties Trust (the "Company") for use at the 1998 Annual Meeting of Shareholders, and at any adjournments thereof (the "Annual Meeting"), to be held on Wednesday, May 20, 1998, at The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, at 10:30 a.m. New York City time. This Proxy Statement and the related proxy card are first being sent to the Shareholders of the Company on or about April 27, 1998.

     Valid proxies will be voted as specified thereon at the Annual Meeting. Any person giving a Proxy may revoke it by written notice to the Company at any time prior to its exercise. Attendance at the Annual Meeting will not constitute a revocation of a proxy unless the Shareholder affirmatively indicates at the Annual Meeting that such Shareholder intends to vote such Shareholder's shares in person.

                                 ANNUAL REPORT

     The Annual Report to Shareholders and Form 10-K of the Company for the year ended December 31, 1997, including financial statements audited by KPMG Peat Marwick LLP, the Company's independent auditors, and their report thereon dated January 22, 1998, are being mailed together with this Proxy Statement to each Shareholder. Except as specifically incorporated herein by reference, the Annual Report is not part of the proxy solicitation material.

                               VOTING SECURITIES

     The holders of record of Common Shares, par value $.0001 per share (the "Common Shares"), and of Class A Senior Cumulative Convertible Preferred Shares (the "Preferred Shares"), of the Company at the close of business on April 7, 1998 (the "Record Date") are entitled to vote at the Annual Meeting. On the Record Date, there were outstanding 16,521,177 Common Shares and 2,000,000 Preferred Shares, each of which Common Shares and Preferred Shares are entitled to one vote per share on all matters submitted to a vote of Shareholders.

     Unless contrary instructions are indicated on the Proxy, all Common Shares and Preferred Shares represented by valid proxies received pursuant to this solicitation, unless previously revoked, will be voted at the Annual Meeting FOR the election of the seven nominees to serve as trustees until the 1999 Annual Meeting of Shareholders; and FOR the approval of the Company's 1998 Share Option Plan.

     Assuming a quorum is present at the Annual Meeting, (i) the affirmative vote of the holders of a plurality of the Common Shares and Preferred Shares, considered as a single class, entitled to be voted at the Annual Meeting will be required for the election of trustees, and the affirmative vote of the holders of a plurality of the Preferred Shares, voting separately as a single class, entitled to be voted at the Annual Meeting will be required for the election of the Preferred Trustee (as defined), and (ii) the affirmative vote of the holders of a majority of the Common Shares and Preferred Shares deemed to be voting with respect to this matter, considered as a single class, will constitute approval of, Proposal No. 2. For purposes of the foregoing matters, the Common Shares and Preferred Shares will vote together as a single class, except with respect to the election of the Preferred Trustee as to which the holders of the Preferred Shares will vote as a separate class. The Common Shares and Preferred Shares represented by a valid proxy which abstains with respect to any matter will be counted in determining the number of votes cast with respect to that matter but will not be counted as an affirmative vote in determining whether the affirmative vote of the requisite number of shares was cast in favor of that matter. Therefor, abstentions as to the election of trustees will not affect the election of the candidates receiving a plurality of the votes cast. Abstentions as to the other proposals will have the same effect as votes against such proposals. Broker non-votes will be treated as un-voted for purposes of determining approval of any such proposal and will not be counted as votes for or against such proposal.

     If a Shareholder is a participant in the Company's Dividend Reinvestment Plan, the proxy card enclosed herewith represents shares in the participant's account, as well as shares held of record in the participant's name.

     The Company knows of no business, other than that set forth above, to be presented at the Annual Meeting which would be a proper subject for action by the Shareholders. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, it is intended that any share represented by a proxy in the accompanying form will be voted with respect thereto in accordance with the judgment of the person or persons voting such shares.

                           PRINCIPAL SECURITY HOLDERS

     Except as described herein, no person is known by the Company to own beneficially in excess of five percent (5.0%) of the outstanding Common Shares or Preferred Shares as of April 7, 1998. On December 31, 1996, the Company entered into an agreement with Five Arrows, a real estate investment fund of which Rothschild Realty Investors II L.L.C. ("Rothschild Investors") is the managing member, under which Five Arrows agreed to purchase an aggregate of up to 2,000,000 Preferred Shares, which would be convertible into 2,000,000 Common Shares, subject to adjustment, at any time. As of December 31, 1997, all 2,000,000 Preferred Shares were purchased by Five Arrows. If the Preferred Shares were converted into Common Shares, Five Arrows would, as of April 7, 1998, have been the beneficial owner of approximately 10.80% of the issued and outstanding voting shares of the Company, on a fully diluted basis.

               STOCK OWNERSHIP OF TRUSTEES AND EXECUTIVE OFFICERS

     The following table indicates, as of March 31, 1998, (a) the number of Common Shares and Preferred Shares beneficially owned by each trustee and each executive officer named in the Summary Compensation Table under "COMPENSATION OF EXECUTIVE OFFICERS" below, and by all trustees and officers as a group, and (b) the percentage such shares represent of the total outstanding Common Shares, Preferred Shares and voting shares. All shares were owned directly on such date with sole voting and investment power unless otherwise indicated.

                                        BENEFICIAL OWNERSHIP OF
                                               SHARES(1)                  PERCENT OF CLASS
                                        ------------------------    -----------------------------
                                         COMMON        PREFERRED                           VOTING
       NAME OF BENEFICIAL OWNER          SHARES         SHARES      COMMON    PREFERRED    SHARES
       ------------------------         ---------      ---------    ------    ---------    ------
E. Robert Roskind.....................  1,285,767(2)          --    6.049%          --      5.529%
Richard J. Rouse......................    248,243(3)          --    1.174%          --      1.072%
T. Wilson Eglin.......................    194,600(5)          --        *           --          *
Antonia G. Trigiani...................    152,403(8)          --        *           --          *
Carl D. Glickman......................    157,213(4)          --        *           --          *
Kevin W. Lynch........................     19,457(6)          --        *           --          *
John D. McGurk........................         --      2,000,000(7)    --      100.000%     8.705%
Seth M. Zachary.......................     32,814(9)          --        *           --          *
All trustees and executive officers as
  a group (9 persons)(10).............  2,116,193      2,000,000    9.712%     100.000%    17.302%

---------------
  *  Represents beneficial ownership of less than 1.000%
 (1) For purposes of this table, a person is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
 (2) Includes (i) 642,815 units of special limited partner interest held by Mr. Roskind in Lepercq Corporate Income Fund L.P. and Lepercq Corporate Income Fund II L.P., each of which is a subsidiary of the Company, which are exchangeable, on a one-for-one basis, for Common Shares, (ii) 230,412 units of special limited partner interest held by The LCP Group, L.P., of which Mr. Roskind is Chairman, which are exchangeable, on a one-for-one basis, for Common Shares, (iii) 9,000 Common Shares owned of record by The LCP Group, L.P., (iv) options to purchase 180,000 Common Shares at an exercise price of $11.125 per share, 52,600 Common Shares at an exercise price of $11.875 per share, 32,800 Common Shares at an exercise price of $11.25 per share and 12,828 Common Shares at an exercise price of $12.325 per share,
     (v) 46,650 Common Shares owned of record by Mr. Roskind's wife, and (vi) 13,000 Common Shares owned of record by a private pension plan for the benefit of Mr. Roskind and his wife. Mr. Roskind disclaims beneficial ownership of the 46,650 shares listed in clause (v) above.
 (3) Includes (i) 46,406 units of special limited partner interest held by Mr. Rouse in Lepercq Corporate Income Fund L.P. and Lepercq Corporate Income Fund II L.P., which are exchangeable, on a one-for-one basis, for Common Shares, (ii) options to purchase 90,000 Common Shares at an exercise price of $11.125 per share, 43,800 Common Shares at an exercise price of $11.875 per share, 32,800 Common Shares at an exercise price of $11.25 per share and 8,638 Common Shares at an exercise price of $12.325 per share, and
     (iii) 1,500 Common Shares owned of record by a private pension plan for the benefit of Mr. Rouse.
 (4) Includes options to purchase 2,500 Common Shares at an exercise price of $10.125 per share, 2,500 Common Shares at an exercise price of $9.00 per share, 2,500 Common Shares at an exercise price of $11.25 per share and 2,500 Common Shares at an exercise price of $14.25 per share.

 (5) Includes options to purchase 61,250 Common Shares at an exercise price of $11.125 per share, 35,000 Common Shares at an exercise price of $11.875 per share, 46,000 Common Shares at an exercise price of $11.25 per share and 27,867 Common Shares at an exercise price of $12.325 per share.
 (6) Includes options to purchase 2,500 Common Shares at an exercise price of $11.75 and 2,500 Common Shares at an exercise price of $14.25 per share.
 (7) Includes 2,000,000 Preferred Shares owned beneficially and of record by Five Arrows. Mr. McGurk, among others, has been appointed by Rothschild Investors as a manager of Five Arrows. Mr. McGurk is also the designee of Five Arrows to the Company's Board of Trustees. Mr. McGurk disclaims beneficial ownership of all such Preferred Shares.
 (8) Includes options to purchase 61,250 Common Shares at an exercise price of $11.125 per share, 35,000 Common Shares at an exercise price of $11.875 per share, 40,000 Common Shares at an exercise price of $11.25 per share and 3,556 Common Shares at an exercise price of $12.325 per share.
 (9) Includes options to purchase 2,500 Common Shares at an exercise price of $10.00 per share, 2,500 Common Shares at an exercise price of $10.125 per share, 2,500 Common Shares at an exercise price of $9.00 per share, 2,500 Common Shares at an exercise price of $11.25 per share and 2,500 Common Shares at an exercise price of $14.25 per share.
(10) Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's trustees and executive officers to file initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities with the Securities and Exchange Commission and the New York Stock Exchange. Trustees and executive officers are required to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of such reports furnished to the Company and written representations from the Company's trustees and executive officers that no other reports were required, the Company believes that during the 1997 fiscal year the Company's trustees and executive officers complied with all Section 16(a) filing requirements applicable to them.

                                 PROPOSAL NO. 1

                              ELECTION OF TRUSTEES

BOARD OF TRUSTEES

     The Board of Trustees of the Company currently consists of seven trustees, and the entire Board is nominated to be elected at the Annual Meeting pursuant to which this Proxy Statement is being distributed. Election of trustees requires the affirmative vote of a plurality of the votes cast by holders of the outstanding Common Shares and Preferred Shares, considered as a single class, and the election of the Preferred Trustee requires the affirmative vote of a plurality of the votes cast by holders of the outstanding Preferred Shares, voting separately as a single class. The seven nominees for trustee are E. Robert Roskind, Richard J. Rouse, T. Wilson Eglin, Carl D. Glickman, Kevin W. Lynch, John D. McGurk and Seth M. Zachary. All of the nominees are presently serving as trustees of the Company. Mr. McGurk is the designee of Five Arrows, who is serving as the Preferred Trustee and is subject to re-election by the holders of Preferred Shares voting separately as a single class. Each nominee has consented to being named in the Proxy Statement and to serve if elected. If elected, each nominee is expected to serve until the Company's 1998 Annual Meeting of Shareholders and until his successor is elected. Background information relating to the nominees for election appears below.

     THE ENCLOSED PROXY, IF PROPERLY COMPLETED, SIGNED, DATED AND RETURNED, AND UNLESS AUTHORITY TO VOTE IS WITHHELD OR A CONTRARY VOTE IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THESE SEVEN NOMINEES. In the event any such nominee becomes unavailable for election, votes will be cast, pursuant to authority granted by the enclosed Proxy, for such substitute nominee as may be designated by the Board of Trustees. All trustees serve for a term of one year and until their successors are elected.

     The following information relates to the nominees for election as trustees of the Company:

                NAME                                       BUSINESS EXPERIENCE
                ----                                       -------------------
E. ROBERT ROSKIND....................  Mr. Roskind has served as the Chairman of the Board of
Age 53                                 Trustees and Co-Chief Executive Officer of the Company since
                                       October 1993. He founded The LCP Group, L.P. ("LCP") in 1973 and has been its Chairman since 1976. LCP has acted as
                                       general partner in limited partnerships in which the Company has had prior dealings. Prior to founding LCP, Mr. Roskind headed the net leasing financing area of Lehman Brothers
                                       Inc. He is also a general partner of a variety of entities which serve as the general partner of various partnerships that hold net leased real properties or interest therein.
                                       Mr. Roskind is a director of Berkshire Realty Company, Inc.,
                                       Krupp Government Income Trust I and Krupp Government Income
                                       Trust II.
RICHARD J. ROUSE.....................  Mr. Rouse became the Vice Chairman of the Board of Trustees
Age 52                                 in April 1996, has served as the Co-Chief Executive Officer and a trustee of the Company since October 1993, and was the
                                       President of the Company from October 1993 until April 1996.
                                       Mr. Rouse was a managing director of LCP. He had been
                                       associated with LCP since 1979 and had been engaged there in all aspects of net lease finance, acquisition and
                                       syndication and corporate financing transactions.
T. WILSON EGLIN......................  Mr. Eglin became the President of the Company in April 1996,
Age 33                                 has served as Chief Operating Officer of the Company since
                                       October 1993, has been a trustee of the Company since May
                                       1994, and was the Executive Vice President of the Company
                                       from October 1993 until April 1996. Prior to his association with the Company, Mr. Eglin had been associated with LCP
                                       since 1987 and had been its Vice President -- Acquisitions from 1990 to 1993.
CARL D. GLICKMAN.....................  Mr. Glickman has served as a trustee and a member of the
Age 72                                 Audit Committee and Compensation Committee of the Board of
                                       Trustees of the Company since May 1994. He has been
                                       President of the Glickman Organization since 1953. He is on the Board of Directors of Alliance Tire & Rubber Co., Ltd.,
                                       Andal Corp., Bear Stearns Companies, Inc., Continental
                                       Health Affiliates, Inc., Franklin Corporation, Infu-Tech,
                                       Inc., Jerusalem Economic Corporation Ltd., Custodial Trust
                                       Company and OfficeMax Inc., as well as numerous private
                                       companies.
KEVIN W. LYNCH.......................  Mr. Lynch is a founder and principal of The Townsend Group,
Age 45                                 an institutional real estate consulting firm founded in
                                       1983. Prior to forming The Townsend Group, Mr. Lynch was a
                                       Vice President for Stonehenge Capital Corporation. Mr. Lynch
                                       has been involved in the commercial real estate business
                                       since 1974, and is a director of First Industrial Realty
                                       Trust.
JOHN D. MCGURK.......................  Mr. McGurk is the founder and President of Rothschild
Age 54                                 Realty, Inc., the advisor to Five Arrows, and is the
                                       designee of Five Arrows to the Board of Trustees. Prior to starting Rothschild Realty, Inc. in 1981, Mr. McGurk served as a regional vice president for The Prudential Insurance
                                       Company of America, where he oversaw its New York City real estate loan portfolio, equity holdings, joint ventures and projects under development. Mr. McGurk is a member of the
                                       Urban Land Institute, Pension Real Estate Association, Real
                                       Estate Board of New York and the National Real Estate
                                       Association, and is the president of the Trustee Committee of the Caedmon School.

SETH M. ZACHARY.                       Mr. Zachary has served as a trustee and a member of the Audit
Age 45                                 Committee and Compensation Committee of the Board of Trustees of
                                       the Company since November 1993. Since 1987, he has been a partner in the law firm of Paul, Hastings, Janofsky & Walker LLP. He has been affiliated as a part-time faculty member and lecturer at New York
                                       University School of Law since 1984 and the University of Southern
                                       California since 1990.

BOARD OF TRUSTEES AND COMMITTEES OF THE BOARD OF TRUSTEES

     The Board of Trustees of the Company held six meetings during the fiscal year ended December 31, 1997. All trustees serving as members of the Board of Trustees, as constituted at the time of each meeting, attended all meetings, with the exception of Mr. Lynch who missed one meeting. The Board of Trustees has two standing committees: the Audit Committee and the Compensation Committee. The Board of Trustees does not have a nominating committee, and the usual functions of such a committee are performed by the entire Board of Trustees.

     Audit Committee. The principal functions of the Audit Committee include making recommendations concerning the engagement of independent public accountants, reviewing with the independent public accountants plans and results of the of the audit engagement, approving professional services provided by the independent public accountants, reviewing the independence of the independent public accountants, considering the range of the audit, and reviewing the adequacy of the Company's internal accounting controls. The Audit Committee's current members are Messrs. Glickman, Lynch, McGurk and Zachary. The Audit Committee met twice during 1997 to discuss matters concerning 1997.

     Compensation Committee. The principal functions of the Compensation Committee are to determine the compensation for the Company's executive officers and to administer and review the Company's incentive compensation plans, including the Company's employee stock plan. The Compensation Committee, whose current members are Messrs. Glickman, Lynch, McGurk and Zachary, met in February 1998 to discuss matters pertaining to 1997. The Compensation Committee met once during 1997.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In October 1996, the Company was granted an option by LCP, an affiliate of Mr. Roskind, exercisable any time to acquire general partnership interests currently owned by LCP in two limited partnerships, Net 1 L.P. and Net 2 L.P. (collectively, the "Net Partnerships"), which own net leased office, industrial and retail properties. Under the terms of the option, the Company, subject to review of any such transaction by the independent members of its Board of Trustees, may acquire the general partnership interests in either or both of the Net Partnerships at their fair market value based upon a formula relating to partnership cash flows, with the Company retaining the option of paying such fair market value in securities of the Company, units representing interests in partnerships controlled by the Company or cash (or a combination thereof).

     In connection with the foregoing, the Company is obligated to pay LCP an aggregate amount of $1,778,250 for rendering services in connection with the original acquisition of certain properties. Simple interest is payable monthly from available net cash flow of the respective original properties on the various unpaid principal portions of the fees, at annual rates ranging from 12.25% to 19.00%. Monthly installment payments are to commence at various dates to satisfy principal and current interest payments as well as any unpaid accrued interest outstanding. The original principal amounts have been discounted at an annual rate of 13.00%.

CERTAIN BUSINESS RELATIONSHIPS

     Seth M. Zachary, who is presently serving as a member of the Board of Trustees and is a nominee to serve as a trustee until the 1999 Annual Meeting of Shareholders, is a partner of Paul, Hastings, Janofsky &

Walker LLP, which is the general counsel to the Company. The Company intends to continue to retain the services of Paul, Hastings, Janofsky & Walker LLP for general, corporate and other matters.

                       COMPENSATION OF EXECUTIVE OFFICERS

     Summary of Cash and Certain Other Compensation. The following table contains certain information regarding aggregate compensation paid or accrued by the Company during the years ended December 31, 1997, 1996 and 1995 to the Chairman of the Board of Trustees and Co-Chief Executive Officer, the Vice-Chairman and Co-Chief Executive Officer, the President and Chief Operating Officer and the Chief Financial Officer of the Company, all of whom received an annual salary and bonus in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM COMPENSATION
                                                ANNUAL                  -----------------------------------
                                             COMPENSATION                       AWARDS             PAYOUTS
                                           ----------------             -----------------------   ---------
                                                                                                    LONG-
                                                               OTHER                                TERM        ALL
                                                              ANNUAL    RESTRICTED   SECURITIES   INCENTIVE    OTHER
                                 FISCAL                       COMPEN-     SHARE      UNDERLYING     PLAN      COMPEN-
           NAME AND               YEAR     SALARY    BONUS    SATION      AWARDS      OPTIONS      PAYOUTS    SATION
      PRINCIPAL POSITION         ENDED       ($)     ($)(1)     ($)       ($)(2)       (#)(3)        ($)      ($)(4)
      ------------------        --------   -------   ------   -------   ----------   ----------   ---------   -------
E. Robert Roskind.............  12/31/97   237,500   22,917     --            --      316,710        --       20,900
  Chairman of the Board of      12/31/96   200,000   18,333     --            --      265,400        --          900
  Trustees and Co-Chief         12/31/95   200,000   18,333     --        20,000      236,200        --          900
  Executive Officer
Richard J. Rouse..............  12/31/97   136,250   12,833     --            --      201,152        --       13,340
  Vice Chairman and Co-         12/31/96   125,000   11,458     --            --      166,600        --          750
  Chief Executive Officer(5)    12/31/95   125,000   11,458     --        12,600      133,800        --          750
T. Wilson Eglin...............  12/31/97   150,000   14,667     --            --      253,716        --       50,900
  President and Chief           12/31/96   120,000   11,000     --            --      142,250        --          600
  Operating Officer(6)          12/31/95   100,000    9,166     --        10,000       81,000        --          600
Antonia G. Trigiani...........  12/31/97   127,500   11,917     --            --      150,474        --       12,780
  Chief Financial Officer       12/31/96   120,000   11,000     --            --      136,250        --          600
  and Treasurer                 12/31/95   100,000    9,166     --        10,000       75,000        --          600

---------------
(1) Bonus amounts include amounts contributed at the election of the Company pursuant to the Company's plan established under Section 401(k) of the Internal Revenue Code of 1986, as amended, and year-end compensation awarded to all employees at the discretion of the Company.

(2) Amount represents the dollar value of awards of restricted shares at $11.25 per share for 1995, the closing price of the Common Shares on December 29, 1995, the business day immediately prior to the date the restricted share grant became effective.

(3) Of the 1995 share options, 56,200, 43,800, 35,000 and 35,000 were granted on
    February 27, 1995 to Messrs. Roskind, Rouse and Eglin and Ms. Trigiani, respectively. The remaining options listed were granted to the named executive officers on July 28, 1995 in connection with an exercise of previously granted options. The exercise price of each share option was equal to the price at which the previously granted options were purchased, which was $11.125. On February 27, 1995, the Common Shares had a fair market value of $9.125 and on July 28, 1995, the Common Shares had a fair market value of $10.875. Of the 1996 share options, 32,800, 32,800, 46,000 and
    40,000 were granted on January 2, 1996 to Messrs. Roskind, Rouse and Eglin and Ms. Trigiani, respectively. The remaining options were granted to the named executive officers on January 24, 1996 in connection with an exercise of previously granted options. The exercise price of each such share option as equal to the price at which the previously granted options were purchased, which was $11.875. On January 2, 1996, the Common Shares had a fair market value of $11.25 and on January 24, 1996, the Common Shares had a fair market value of $11.50. The Company has not granted any share appreciation rights in 1997.

(4) Amount represents any amount received as a stock or cash bonus awarded at the discretion of the Company, and the dollar value of life insurance premiums paid by the Company during the applicable fiscal year with respect to the life of the named executive officer.

(5) Mr. Rouse was elected Vice Chairman of the Company on April 1, 1996, and until such date had served as President of the Company.

(6) Mr. Eglin was elected President and Chief Operating Officer of the Company on April 1, 1996, and until such date had served as Executive Vice President and Chief Operating Officer of the Company.

     Stock Options. The following table sets forth certain information concerning share options granted during the fiscal year ended December 31, 1997 to each of the executive officers named in the Summary Compensation Table. Since inception, the Company has not granted any share appreciation grants.

                       OPTION GRANTS IN FISCAL YEAR 1997

                                                                                    POTENTIAL REALIZABLE
                                                                                      VALUE AT ASSUMED
                                                                                    ANNUAL RATES OF SHARE
                                                                                     PRICE APPRECIATION
                                INDIVIDUAL GRANTS                                      FOR OPTION TERM
---------------------------------------------------------------------------------   ---------------------
                         NUMBER OF    PERCENTAGE(%) OF
                         SECURITIES    TOTAL OPTIONS
                         UNDERLYING      GRANTED TO      EXERCISE OR
                          OPTIONS       EMPLOYEES IN     BASE PRICE    EXPIRATION
         NAME             GRANTED       FISCAL 1997       ($/SHARE)       DATE        5%($)      10%($)
         ----            ----------   ----------------   -----------   ----------   ---------   ---------
E. Robert Roskind......    51,310          23.12%          12.325       08/01/02      807,115   1,018,480
Richard J. Rouse.......    34,552          15.57%          12.325       08/01/02      543,509     685,841
T. Wilson Eglin........   111,466          50.23%          12.325       08/01/02    1,753,379   2,212,548
Antonia G. Trigiani....    14,224           6.41%          12.325       08/01/02      223,746     282,340

     Option Exercises/Value of Unexercised Options. The following table sets forth certain information concerning the exercise of share options during the fiscal year ended December 31, 1997, by each of the executive officers named in the Summary Compensation Table, and the year-end value of unexercised options held by such persons.

                   SHARE OPTION EXERCISES IN FISCAL YEAR 1997
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                     VALUE OF UNEXERCISED
                               SHARES                  NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                              ACQUIRED              OPTIONS AT FISCAL YEAR-END        AT FISCAL YEAR-END
                                 ON       VALUE     ---------------------------   ---------------------------
                              EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            NAME                (#)        ($)          (#)            (#)            ($)            ($)
            ----              --------   --------   -----------   -------------   -----------   -------------
E. Robert Roskind...........    --         --         278,228        38,482        1,140,913       119,777
Richard J. Rouse............    --         --         175,238        25,914          708,398        80,657
T. Wilson Eglin.............    --         --         170,117        83,599          668,188       260,203
Antonia G. Trigiani.........    --         --         139,806        10,668          567,396        33,204

COMPENSATION OF TRUSTEES

     Each trustee who is not employed by the Company receives an annual fee of $20,000 for service as a trustee. In addition, such trustees receive $1,000 for each meeting of the Board of Trustees or any committee thereof attended by the trustee and reimbursement for expenses incurred in attending such meetings. Pursuant to the 1994 Outside Director Stock Plan, as amended, during 1997 each non-employee trustee was required to receive not less than 50% of such trustee's fees in Common Shares at an amount per share equal to 95% of the fair market value of one Common Share as of the date of purchase. During 1997, Messrs. Glickman, Lynch and Zachary elected to receive 100% of their fees in Common Shares with respect to the six meetings which the Board of Trustees held in 1997. Pursuant to the Company's 1993 Stock Option Plan, non-employee trustees automatically are granted each year, on January 1, non-qualified share options to purchase, after a one-year holding period, 2,500 Common Shares at an exercise price equal to the fair market value of the Common Shares on the date of the grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended December 31, 1997, the Compensation Committee consisted of Carl D. Glickman, Kevin W. Lynch, John D. McGurk and Seth M. Zachary. None of such persons are or have been executive officers of the Company. Mr. Zachary is a partner of Paul, Hastings, Janofsky & Walker LLP, which is the general counsel to the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF TRUSTEES

     For the fiscal year ended December 31, 1997, all matters concerning executive compensation for the Co-Chief Executive Officers and other executive officers were considered and acted upon by the Compensation Committee of the Board of Trustees.

     Compensation Philosophy. The Company's compensation program for executive officers is based upon a desire to achieve both its short- and long-term business goals and strategies with a view to enhancing shareholder value. To achieve its goals, the Company recognizes that it must adopt a compensation program which will attract, retain and motivate qualified and experienced executive officers and that its compensation program should align the financial interests of its executive officers with those of its shareholders.

     Compensation of Executive Officers (other than the Co-Chief Executive Officers). In approving the annual salary for Mr. Eglin and Ms. Trigiani, the Board of Trustees considered several factors, including the scope of the individual's responsibilities, the cost of living, the historical financial results of the Company and the anticipated financial performance of the Company. The compensation determination for each individual was largely subjective, did not involve discussions with the individual executive officer regarding such executive officer's compensation requirements and no specific weight was given to any particular factor. In addition to their base salaries, these executive officers of the Company receive discretionary bonuses tied to their individual performances and the overall performance of the Company. Mr. Eglin and Ms. Trigiani are eligible to receive additional bonuses under the Company's Incentive Bonus Plan tied to growth in the Company's operating cash flow per share. The Board of Trustees has not established specific performance goals for the payment of discretionary bonuses.

     Compensation of Co-Chief Executive Officers. As with the other executive officers, the Board of Trustees determined the annual salaries for the Co-Chief Executive Officers based upon a number of factors and criteria, including the historical financial results of the Company, the anticipated financial performance of the Company and the requirements of such Co-Chief Executive Officers. The compensation determination for each of the Co-Chief Executive Officers was largely subjective, and no specific weight was given to any particular factor. The Co-Chief Executive Officers of the Company are also eligible to receive discretionary bonuses tied to their individual and overall performances and to participate in the Company's Incentive Bonus Plan. The Board of Trustees has not established specific performance goals for the payment of discretionary bonuses.

     1993 Stock Option Plan. The Company believes that providing executive officers with opportunities to acquire significant equity stakes in its growth and prosperity through the grant of share options will enable the Company to attract and retain qualified and experienced executive officers. Share options represent a valuable portion of the compensation program for the Company's executive officers. Share options may be awarded to executive officers at the time they join the Company and periodically thereafter. The exercise price of share options has been tied to the fair market value of the Company's Common Shares on the date of the grant and the options will only have value as the value of the Company's Common Shares increases. Grants of share options to executive officers generally are made by the Compensation Committee upon the recommendation of senior management and are based upon the level of each executive officer's position with the Company, an evaluation of the executive officer's past and expected future performance and the number of outstanding and previously granted options.

     Incentive Bonus Plan. The Company maintains an Incentive Bonus Plan pursuant to which participants in the Incentive Bonus Plan are entitled to receive annual bonuses which are tied to growth in the Company's operating cash flow per share. The Incentive Bonus Plan is administered by the Compensation Committee on an annual basis. The bonus amount, which is shared among plan participants, will not exceed an amount equal to 10% of the amount determined by multiplying (a) the difference between (i) the Company's operating cash flow per share for the year during which the incentive bonus amount is being determined (the "Measurement Year") (before calculation of the bonus amount) and (ii) $1.14, the Company's operating cash flow per share for the calendar year 1993 (calculated as if the Company had been in existence on January 1, 1993) by (b) the weighted average number of Common Shares outstanding during the Measurement Year. The Incentive Bonus Plan also provides that, notwithstanding the foregoing, no incentive bonus will be paid in respect of any Measurement Year if the Company's operating cash flow per share (before calculation of the bonus amount) for the Measurement Year does not exceed the Company's operating cash flow per share in the year prior to the Measurement Year. The participants in the Incentive Bonus Plan currently include Messrs. Roskind, Rouse and Eglin and Ms. Trigiani. No bonuses under the Incentive Bonus Plan were payable with respect to the fiscal years ended December 31, 1995, December 31, 1996 and December 31, 1997.

     Other Bonuses. In addition to bonuses that may be payable to participants under the Incentive Bonus Plan, the Compensation Committee may also approve the payment of other bonuses to executive officers and employees of the Company based on their contributions and performances.

                                         Compensation Committee of the Board of
                                         Trustees

                                                     Carl D. Glickman
                                                      Kevin W. Lynch
                                                      John D. McGurk
                                                     Seth M. Zachary

PERFORMANCE GRAPH

     The graph and table set forth below compare the cumulative total shareholder return on the Company's Common Shares for the period of October 22, 1993 through December 31, 1997 with the NAREIT Equity REIT Total Return Index, which includes all tax-qualified equity REITs listed on the New York Stock Exchange, the American Stock Exchange and the NASDAQ National Market System, and the S&P 500 Index for the same period. The graph and table assume an investment of $100 in the Common Shares in each index on October 22, 1993 (and the reinvestment of all dividends), the date trading commenced for the Common Shares on the New York Stock Exchange.

            THE PERIOD OF OCTOBER 22, 1993 THROUGH DECEMBER 31, 1997

                                        LEXINGTON                             NAREIT EQUITY
        MEASUREMENT PERIOD              CORPORATE                           REIT TOTAL RETURN
      (FISCAL YEAR COVERED)         PROPERTIES TRUST      S&P 500 INDEX           INDEX
10/22/93                                 100.00              100.00              100.00
12/31/93                                 110.96              101.23               99.82
12/31/94                                 110.14              102.56              103.00
12/31/95                                 146.63              140.94              118.72
12/31/96                                 195.89              173.30              160.59
12/31/97                                 217.51              231.14              193.12

FINANCIAL AND OTHER INFORMATION

     Information required by this item is incorporated by reference to the material appearing under the headings "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Financial Statements and Supplementary Data" in the Company's Form 10-K.

                                 PROPOSAL NO. 2

        APPROVAL OF THE ADOPTION OF THE COMPANY'S 1998 SHARE OPTION PLAN

     The Board of Trustees has approved the adoption of the Company's 1998 Share Option Plan which, subject to shareholder approval, authorizes the grant of incentive stock options, non-qualified stock options, restricted share awards and DERs (as defined below). A description of the 1998 Share Option Plan is set forth below. The Company currently has in place the 1993 Stock Option Plan, pursuant to which options to purchase 1,337,897 Common Shares are outstanding and 262,103 Common Shares remain available for future option grants. The maximum number of Common Shares to be subject to the 1998 Share Option Plan is 800,000.

     THE ENCLOSED PROXY, IF PROPERLY SIGNED AND RETURNED, AND UNLESS AUTHORITY TO VOTE IS WITHHELD, WILL BE VOTED FOR THE ADOPTION OF THE COMPANY'S 1998 SHARE OPTION PLAN. The affirmative vote of the holders of a majority of the Common Shares and Preferred Shares deemed to be voting with respect to this matter, considered as a single class, will constitute approval of the adoption of the 1998 Share Option Plan.

     The purpose of the 1998 Share Option Plan is to advance the interests of the Company by providing an opportunity to selected employees and trustees of and consultants to the Company to share in the growth and prosperity of the Company by providing them with an opportunity to increase their Common Share ownership through option and DER grants, and awards of restricted shares. The Board of Trustees believes that providing such opportunities assists in the attraction, retention and motivation of qualified employees and, as such, provides Company employees with additional incentive to devote their best efforts to pursue and sustain the Company's financial success through the achievement of corporate goals. Accordingly, the Board of Trustees believes that the adoption of the 1998 Share Option Plan is in the best interest of the Company.

     A principal feature included in the 1998 Share Option Plan is the authorization to grant dividend equivalent rights ("DERs"). As more fully described below, DERs entitle the recipient to receive credits for dividends that would be paid if the recipient had held the specified number of Common Shares subject to the DER. As a form of long-term incentive compensation, DERs are especially useful to a real estate investment trust ("REIT") which, under the REIT requirements of the Code, distributes most of its earnings to shareholders in the form of dividends. The Company believes that share options capture only the portion of total shareholder return reflected in increased share prices. DERs, when granted in tandem with share options, will provide better alignment between participant incentives and total shareholder return by giving eligible participants the opportunity to share in the value created through dividend payments as well as share price growth.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF HE PROPOSAL TO ADOPT THE COMPANY'S 1998 SHARE OPTION PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS SHAREHOLDERS SPECIFY OTHERWISE.

1998 SHARE OPTION PLAN

     The Board of Trustees has adopted the 1998 Share Option Plan, which authorizes the discretionary grant of options intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to key employees of the Company and the discretionary grant of non-qualified share options, restricted share awards and DERs to key employees, trustees and consultants of the Company. The maximum number of Common Shares subject to options and restricted share awards under the 1998 Share Option Plan is 800,000. Under the 1998 Share Option Plan, each non-employee trustee who is a non-employee trustee of the Company on the last day of a calendar year will automatically be granted non-qualified options to purchase 2,500 Common Shares on January 1 of the next following year at a purchase price per share equal to 100% of the fair market value per share on the date of grant. This provision relating to automatic grants to non-employee trustees will effectively replace a similar provision under the Company's 1993 Stock Option Plan. The 1998 Share Option Plan also authorizes the award of restricted Common Shares.

     Dividend Equivalent Rights. Under the 1998 Share Option Plan, the Company may grant DERs to key employees, trustees and consultants which DERs entitle the recipient to receive credits for dividends that would be paid if the recipient had held the number of Common Shares specified in the DER grant. The Company intends to grant DERs in tandem with share option awards where appropriate to compensate eligible participants. Dividends payable in respect of DERs may be paid currently or be deemed to be reinvested in additional Common Shares. DERs may be settled in cash, shares, or a combination thereof, in a single installment or several installments, as specified in the award.

     The 1998 Share Option Plan will remain in effect, subject to the Board of Trustee's right to terminate it earlier in certain circumstances, until all shares subject to the plan have been purchased or acquired pursuant to the plan's provisions. However, no grants may be made after ten years from the date the 1998 Share Option Plan was adopted by the Board of Trustees.

     Administration of 1998 Share Option Plan. The 1998 Share Option Plan provides that it is to be administered by the Compensation Committee of the Board of Trustees, all of the members of which must be non-employee trustees of the Company and "Non-Employee Directors" within the meaning of the rules promulgated under the Securities Exchange Act of 1934. The Compensation Committee has the authority to determine to whom options will be granted, the number of shares made subject to each option and the terms of the option. The maximum term of any option and any DER is five years.

     Option Exercise Price. The option price per share of all incentive stock options must be at least 100% of the fair market value per Common Share on the date of grant. To the extent that the fair market value, as of the date of grant, of the shares, with respect to which incentive stock options become exercisable for the first time during any given calendar year, exceeds $100,000, the option will be treated as a non-qualified option. In addition, if an optionee owns more than 10% of the Common Shares at the time he is granted an incentive stock option, the option price per share cannot be less than 110% of the fair market value per share, and the term of the option cannot exceed five years.

     Non-qualified options may not be granted at an exercise price per share less than 85% of the fair market value of one Common Share on the date of grant.

     The 1998 Share Option Plan provides a variety of means which may be used by an optionee in payment of the exercise price of options. The optionee may pay by cash or by check, or as provided by the Compensation Committee at the time of the award or at a later time, by the written election of the optionee to have shares withheld by the Company from the shares otherwise to be received by the optionee upon exercise of other options. In the case of these "cash-less exercises," the optionee receives a credit towards the exercise price of other options, equal to the difference between the aggregate exercise price of the options used in payment ("withheld options") on the exercise of other options ("exercised options") and the aggregate fair market value of the shares underlying the withheld options on the date of exercise. Shares underlying the exercised options are issued to the optionee, and withheld options are cancelled. The 1998 Share Option Plan also provides a means to the Compensation Committee to permit an optionee to satisfy applicable Federal, state and local income tax and employment tax withholding obligations, in whole or in part, by electing to have the Company withhold shares upon the exercise of options. All shares withheld or canceled in the manner set forth above are returned to the status of shares available for grant of future options.

     Special Vesting. The 1998 Share Option Plan provides that, upon the occurrence of certain events, the unexercised portion of all outstanding options may, at the option of the Board of Trustees or if specified in the option, become fully vested and exercisable in full immediately. Such events include (a) the delivery to Company shareholders of a notice announcing a shareholders' meeting to consider a proposed acquisition of the Company, and (b) the commencement of a tender offer for the voting capital stock of the Company, other than a self-tender by the Company. A merger or other similar reorganization that the Company does not survive, or a sale of substantially all of its assets, will cause every option outstanding to terminate to the extent not then exercised, unless any surviving entity agrees to assume the obligations under the 1998 Share Option Plan. The 1998 Share Option Plan also provides that the Board of Trustees has the discretion to accelerate the vesting of any restricted shares granted under the 1998 Share Option Plan.

     Federal Income Tax Consequences. With respect to "incentive stock options," no income generally will be taxable to an optionee at the time of purchase of shares. Upon disposition of the shares, the participant will be subject to tax and the amount of a tax will depend upon the holding period. If the shares are disposed of by the participant at least two years after the date of grant and one year after the date of purchase, the excess of the fair market value of the shares at the time of such disposition over the exercise price generally will be treated as long-term or mid-term capital gain, depending on the holding period. Generally, shares held for more than 18 months will be subject to a maximum long-term capital gain rate of 20%, and shares held for more than one year but not more than 18 months will be subject to a maximum mid-term capital gain rate of

28%. If the shares are disposed of before the expiration of these holding periods, the excess of the fair market value of the shares measured generally as of the exercise date over the exercise price will be treated as ordinary income, and any further gains generally will be long-term, mid-term or short-term capital gains, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income to a participant, except to the extent of ordinary income reported by participants upon disposition of shares before the expiration of the holding period. The exercise of an incentive stock option may subject the employee to the alternative minimum tax. With respect to non-qualified options, taxable income will result to an optionee on the date of option exercise in an amount equal to the excess of the fair market value of the shares measured generally as of the exercise date over the exercise price, and any further gains after exercise generally will be long-term, mid-term or short-term capital gains, depending on the holding period. The Company, assuming all applicable tax-reporting obligations are satisfied, would generally receive a tax deduction corresponding to the optionee's ordinary income. With respect to DERs, recipients will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When a dividend equivalent is paid, the participant will recognize ordinary income, and the Company will generally be entitled to a corresponding deduction.

     Tax withholding obligations arise upon an optionee's exercise of a non-qualified option. The Company has the right to defer issuing option shares until these tax withholding obligations are satisfied. The 1998 Share Option Plan allows optionees to satisfy these obligations by electing either to have the Company withhold option shares or to deliver to the Company Common Shares the optionee already owns. Such an election is irrevocable and is subject to Compensation Committee approval and certain timing and other restrictions.

     Grants of restricted shares under the 1998 Share Option Plan will be treated as ordinary income to the recipient in an amount equal to the fair market value of the granted shares as of the date the restrictions lapse, less the value of any consideration provided thereafter by the recipient. In addition, if the recipient makes a Code Section 83(b) election, with respect to restricted shares, the recipient will realize ordinary income at the date of issuance equal to the difference between the fair market value at that date less the purchase price therefore. The Company is entitled to a corresponding deduction for the amount taxed as ordinary income to the recipient. If the shares are disposed of by the participant, any further gain will be treated as short-term, mid-term or long-term capital gain by the recipient, depending on the holding period.

     Amendments to 1998 Share Option Plan. The Board of Trustees may amend, modify or terminate the 1998 Share Option Plan at any time, provided that any such action shall be approved by holders of a majority of the outstanding voting capital stock of the Company at a meeting of shareholders, to the extent that such shareholder approval is necessary to comply with applicable provisions of the Code, rules promulgated pursuant to Section 16 of the Securities Exchange Act of 1934, applicable state law or exchange listing requirements, provided that no amendments, modification or termination of the 1998 Share Option Plan shall, without the consent of each optionee affected thereby, alter or impair any of his or her rights or obligation under any previously granted option.

                                 OTHER MATTERS

     The Board of Trustees is not aware of any business to come before the Annual Meeting other than the election of trustees, and the proposals set forth above under the captions "Proposal No. 1" and "Proposal No. 2". However, if any other matters should properly come before the Annual Meeting, including matters relating to the conduct of the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

                      APPOINTMENT OF INDEPENDENT AUDITORS

     The firm of KPMG Peat Marwick LLP has served as independent auditors of the Company since the fiscal year ended December 31, 1993 and has been selected by the Company to serve as its independent auditors for the year ending December 31, 1998. Management expects that representatives of KPMG Peat Marwick LLP will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. Audit services of KPMG Peat Marwick LLP for the prior years have included the audit of the financial statements of the Company included in the Annual Report to Shareholders and Form 10-K, services related to the filings with the Securities and Exchange Commission, and consultation and assistance on accounting and related matters. The services furnished by KPMG Peat Marwick LLP have been at customary rates and terms. There are no existing direct or indirect understandings or agreements that place a limit on current or future years' audit fees.

                                 MISCELLANEOUS

     The cost of solicitation of proxies will be borne by the Company. The Company expects to retain ChaseMellon Shareholder Services, L.L.C., an outside proxy solicitation firm, in connection with the Annual Meeting. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of Common Shares. In addition to solicitations by mail, trustees, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

                             SHAREHOLDER PROPOSALS

     In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the office of the Company located at 355 Lexington Avenue, New York, New York 10017, no later than December 22, 1998. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

                      LEXINGTON CORPORATE PROPERTIES TRUST
                             1998 SHARE OPTION PLAN

     1. Purpose. The purpose of the Lexington Corporate Properties Trust 1998 Share Option Plan (the "Plan") is to advance the interests of Lexington Corporate Properties Trust, a Maryland statutory real estate investment trust (the "Company"), by providing an opportunity to selected key employees, trustees and consultants of the Company to purchase Common Shares, $.0001 par value, of the Company (the "Common Shares") and to receive DERs (as hereinafter defined). By encouraging such share ownership, the Company seeks to attract, retain and motivate employees, trustees and consultants of experience and ability. It is intended that this purpose will be effected by the granting of nonqualified stock options ("nonqualified options") and incentive stock options ("incentive options") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). As an additional form of long-term incentive compensation, DERs, which the Company intends to grant either in conjunction with share option grants or separately and which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified Common Shares, are especially useful to a real estate investment trust ("REIT") which, under the REIT requirements of the Code, distributes most of its earnings to shareholders in the form of dividends. DERs alignment between participant incentives and total shareholder return by giving eligible participants the opportunity to share in the value created through dividend payments as well as share price growth.

     2. Effective Date. This Plan was adopted by the Board of Trustees of the Company on May 20, 1998 and is effective as of May 20, 1998, the date it was approved by the holders of a majority of the outstanding capital stock of the Company.

     3. Shares Subject to the Plan. The number of shares with respect to which options may be granted under the Plan shall not exceed 800,000 Common Shares. Any Common Share subject to an option under the Plan which for any reason (i) expires, (ii) is terminated unexercised or (iii) is withheld by the Company from the shares otherwise to be received or otherwise held by any optionee under the Plan through the written election of such optionee pursuant to the provisions of
Section 8(e) of the Plan, may again be the subject of an option under the Plan. In addition, any shares purchased by an optionee upon exercise of an option under the Plan that are subsequently reacquired by the Company pursuant to a repurchase right under the terms of such option may again be the subject of an option under the Plan. The Common Shares delivered upon exercise of options granted under the Plan may, in whole or in part, be authorized but unissued shares, treasury shares, or any other issued shares subsequently reacquired by the Company.

     4. Administration. The Plan shall be administered by the Board of Trustees (the "Board") or the Compensation Committee (the "Committee") of the Board of Trustees, all of the members of which Committee must be trustees of the Company who qualify as "Non-Employee Directors" within the meaning of Rule 16b-3(b)(3)(i) promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Subject to the provisions of the Plan, the Committee shall have full power to construe and interpret the Plan and to establish, amend and rescind rules and regulations for its administration. Any decisions made with respect thereto shall be final and binding on the Company, the optionees and all other persons. In addition, no employee, trustee or consultant shall have a right to be granted an option or a DER or, having received an option or a DER, a right to again be granted an option or a DER, except to the extent provided in Paragraph 9 hereof.

     5. Eligible Participants. In its sole discretion, the Committee may grant DERs, incentive options or nonqualified options, or any combination of the three, to key employees of the Company or any parent or subsidiary of the Company, including members of the Board of Trustees who are also key employees of the Company or any subsidiary of the Company.

     6. Duration of the Plan. The Plan shall terminate when all Common Shares that may be made subject to options under the Plan have been acquired or, in the case of incentive options only, ten years from the effective date of this Plan, if earlier, unless terminated earlier pursuant to Paragraph 15 hereof, and no options or DERs may be granted thereafter.

     7. Restrictions on Incentive Options. Ordinarily, the aggregate fair market value, determined as of the date an incentive stock option is granted, of the Common Shares with respect to which incentive options are exercisable for the first time by an individual during any calendar year shall not exceed $100,000. If an incentive option is granted pursuant to which the aggregate fair market value of shares with respect to which it first becomes exercisable in any calendar year by an individual exceeds the aforementioned $100,000 limitation, the portion of such option which is in excess of the $100,000 limitation shall be treated as a nonqualified option pursuant to Section 422(d)(1) of the Code. In the event that an individual is eligible to participate in any other share option plan of the Company or any parent or subsidiary of the Company which is also intended to comply with the provisions of Section 422 of the Code, the $100,000 limitation shall, to the extent provided under Section 422 of the Code, apply to the aggregate number of shares for which incentive stock options may be granted under all such plans.

     8. Terms and Conditions of Option Grants. Subject to Paragraph 9 hereof, options granted under this Plan shall be evidenced by share option agreements in such form and containing such terms and conditions not inconsistent with the Plan as the Board or the Committee shall approve from time to time, which agreements shall evidence the following terms and conditions:

          (a) Price. Subject to the conditions in Paragraph 8(b) hereof, if applicable, the purchase price per share payable upon the exercise of each incentive option granted hereunder shall be as determined by the Board or the Committee in its discretion, and shall be at least 100% of the fair market value per share on the date of grant. The purchase price per share payable upon exercise of each nonqualified option granted hereunder shall be as determined by the Board or the Committee in its discretion and shall be at least 85% of the fair market value per share on the date of grant. The Board or the Committee, in its discretion, also may establish (but need not) a purchase price payable upon acquisition of a nonqualified option.

          (b) 10% Shareholder. If any optionee is on the date of grant the owner of shares (as determined under Sections 422(b)(6) and 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of shares of the Company or any parent or subsidiary of the Company, then the option price per share subject to such incentive option shall not be less than 110% of the fair market value of one share on the date of grant.

          (c) Number of Shares. Each share option grant agreement shall specify the number of Common Shares to which it pertains.

          (d) Exercise. Subject to Paragraphs 9 and 11 hereof, each option grant shall be exercisable for the full amount or for any part thereof and at such intervals or in such installments as the Board or the Committee may determine at the time it grants such option; provided, however, that (i) no option grant shall be exercisable with respect to any Common Share later than five years after the date of such grant and (ii) to the extent that an option is subject to exercise over a specified period of time, at least 20% of the total number of Common Shares subject to the option shall become exercisable on or before each anniversary of the date of the grant of the option.

          (e) Notice of Exercise and Payment. An option shall be exercisable only by delivery of written notice to the Company's Treasurer or any other officer of the Company designated by the Board or the Committee to accept such notices on its behalf, specifying the number of Common Shares for which it is exercised. If said shares are not at that time effectively registered under the Securities Act of 1933, as amended, the optionee shall include with such notice a letter, in form and substance satisfactory to the Company, confirming that the shares are being purchased for the optionee's own account for investment and not with a view to distribution. Payment shall be made in full at the time the option is exercised. Payment shall be made by cash or by check, or, if provided by the Board or the Committee at the time of award or if otherwise acceptable to the Board or the Committee, (i) through the written election of the optionee to have Common Shares withheld by the Company from the shares otherwise to be received or otherwise held by the optionee, with such withheld shares having an aggregate fair market value on the date of exercise equal to or less than the aggregate option price, plus (ii) cash or a check for any difference. The Board or the Committee shall determine acceptable methods for tendering and withholding Common Shares as payment upon exercise of an option and may impose such limitations and prohibitions on the exercise of options other than by cash or check, as it deems appropriate (including, without limitation, any limitation or prohibition established in light of the rules under Section 16 of the Exchange Act or designed to avoid certain accounting consequences which may result from the use of Common Shares as payment upon exercise of an option). The Board or the Committee may establish or assist in the establishment of a program (which need not be administered in a nondiscriminatory or uniform manner) under which a third party may make bona-fide loans on arm's-length terms to any or all optionees to assist such optionees with the satisfaction of any or all of the obligations that such optionees may have hereunder (including, without limitation, a loan program under which the third party would advance the aggregate option price to the optionee and be repaid with option shares or the proceeds thereof).

          (f) Withholding Taxes; Delivery of Shares. The Company's obligation to deliver Common Shares upon exercise of options, in whole or in part, shall be subject to the optionee's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The Board or the Committee, in its discretion (and giving consideration to, without limitation, Section 16 of the Exchange Act), may permit the optionee to satisfy the obligation, in whole or in part, by irrevocably electing to have the Company withhold Common Shares, or to deliver to the Company Common Shares that the optionee already owns, having a value equal to the amount required to be withheld. The value of shares to be withheld, or delivered to the Company, shall be based on the fair market value of the shares, as determined in accordance with procedures to be established by the Board or the Committee, on the date the amount of tax to be withheld is to be determined.

          (g) Termination of Service. Each option agreement shall contain provisions for the termination of the options granted thereunder if the optionee ceases for any reason to be an employee, consultant or trustee of the Company or any subsidiary of the Company, as follows:

             (i) if the optionee ceases to perform services for the Company or any parent or subsidiary of the Company by reason of resignation or other voluntary action of the optionee, or if the Company or any parent or subsidiary of the Company determines that it no longer wishes to engage the optionee's services and makes such determination based on cause (as specified in the applicable share option agreement), the optionee may, at any time within a period of 30 days after the optionee ceases to perform services, exercise each of the optionee's options to the extent that the option was exercisable by the optionee on the date on which the optionee ceased to perform services for the Company or any parent or subsidiary of the Company;

             (ii) if the optionee ceases to perform services for the Company or any parent or subsidiary of the Company for any reason other than cause (as specified in the applicable share option agreement), resignation or other voluntary action before retirement (as defined in (v) below), death or disability (as defined in (iii) below), the optionee may, at any time within a period of three months after the optionee ceases to perform services, exercise each of his options to the extent that the option was exercisable by the optionee on the date on which the optionee ceases to perform services for the Company or any parent or subsidiary of the Company;

             (iii) if the optionee ceases to perform services for the Company or any parent or subsidiary of the Company because of a disability within the meaning of Section 22(e)(3) of the Code, the optionee may, at any time within a period of one year after the optionee ceases to perform services, exercise the option to the extent that the option was exercisable by the optionee on the date the optionee ceases to perform services;

             (iv) if the optionee dies at a time when the optionee might have exercised the option, then the optionee's estate, personal representative or beneficiary to whom it has been transferred by will or the laws of descent and distribution may at any time within a period of one year after the optionee's death exercise the option to the extent the optionee might have exercised it at the time of his death; and

             (v) if the optionee ceases to perform services for the Company or any parent or subsidiary of the Company because of the optionee's retirement at or after attainment of age 60, the optionee may exercise incentive options within three months, and nonqualified stock options within a period of one year, after the optionee's retirement date.

          (h) Rights as Shareholder. The optionee shall have no rights as a shareholder with respect to any Common Shares covered by an option until the date the option has been exercised and the full purchase price for such shares has been received by the Company.

          (i) Non-Transferability. No option shall be transferable by the optionee otherwise than by will or the laws of descent and distribution, and each option shall be exercisable during the optionee's lifetime only by the optionee (or the optionee's guardian or legal representative).

          (j) Repurchase of Shares by the Company. Any Common Shares purchased by an optionee upon exercise of an option may, in the discretion of the Committee, be subject to repurchase by the Company if and to the extent specifically set forth in the share option agreement pursuant to which Common Shares were purchased.

     9. Grants to Non-employee Trustees. Each non-employee trustee who is a non-employee trustee of the Company on the last day of a calendar year or who has ceased to be a trustee during the calendar year due to the trustee's death or retirement at an age greater than 65 shall automatically be granted nonqualified options to purchase 2,500 Common Shares on January 1 of the next following calendar year at a purchase price per share equal to 100% of the fair market value per share on the date of grant. Any option granted to a non-employee trustee shall terminate on or following the non-employee trustee's termination of service in accordance with the provisions of Paragraph 8(g)(i) through (v) hereof. Non-employee trustees' options shall otherwise be subject to the terms and conditions of this Plan.

     10.  Share Dividends; Share Splits; Share Combinations;
Recapitalizations. Appropriate adjustment shall be made by the Board or the Committee in the maximum number of Common Shares subject to the Plan to give effect to any share dividends, share splits, reverse share splits, share combinations, reclassifications, recapitalizations and other similar changes in the capital structure of the Company. Appropriate adjustment shall be made in the number, kind and option price of shares covered by any outstanding options hereunder to give effect to any share dividends, share splits, reverse share splits, share combinations, reclassifications, recapitalizations and other similar changes in the capital structure of the Company after the date such option is granted.

     11. Acceleration of Exercisability Under Certain Circumstances. Upon the occurrence of any of the events listed below, all outstanding incentive options and nonqualified options held by all optionees may, at the option of the Board or the Committee or if specified in the specific option agreement, become immediately exercisable in full and/or no longer subject to any right of the Company (or any designee) to repurchase shares purchased pursuant thereto. The events are:

          (a) delivery of written notice of a shareholders' meeting to the shareholders of the Company announcing a shareholders' meeting at which the shareholders will consider a proposed acquisition of the Company by merger or other combination, a proposed sale of substantially all the Company's assets or similar proposed transaction or a reorganization of the Company; or

          (b) commencement (within the meaning of Rule 14d-2 as promulgated under the Exchange Act) of a "tender offer" for Common Shares subject to
     Section 14(d) of the Exchange Act, other than a self-tender by the Company.

     12. Merger; Sale of Assets; Dissolution. In the event of a change of the Common Shares of the Company resulting from a merger or similar reorganization as to which the Company is the surviving corporation, the number and kind of shares which thereafter may be subject to options and sold under the Plan and the number and kind of shares then subject to options granted hereunder and the price per share thereof shall be appropriately adjusted in such manner as the Board or the Committee may deem equitable to prevent substantial dilution or enlargement of the rights available or granted hereunder. Except as otherwise determined by the Board or the Committee, a merger or a similar reorganization in which the Company does not survive, a liquidation or distribution of the Company, or a sale of all or substantially all of the assets of the Company, shall cause every option outstanding hereunder to terminate, to the extent not then exercised, unless any surviving entity agrees to assume the obligations hereunder.

     13. Terms and Conditions of DERs. A Dividend Equivalent Right is an award entitling the recipient to receive credits based on cash dividends that would be paid on the Common Shares specified in the Dividend Equivalent Right (or other award to which it relates) if such shares were held by the recipient. A Dividend Equivalent Right may be granted hereunder to any participant as a component of another award granted hereunder or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend Equivalent Rights credited to a participant may be paid currently or may be deemed to be reinvested in Common Shares. Any such reinvestment shall be at fair market value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares or a combination thereof, in a single installment or multiple installments. A Dividend Equivalent Right granted as a component of another award hereunder may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another award hereunder may also contain terms and conditions different from such other award.

     14.  Definitions.

          (a) The term "DERs" or "Dividend Equivalent Rights" means awards granted pursuant to Paragraph 13 hereof.

          (b) The term "employee" shall have, for purposes of this Plan, the meaning ascribed to "employee" under Section 3401(c) of the Code and the regulations promulgated thereunder.

          (c) The term "fair market value" shall mean, in the case of shares for which there is a generally recognized market, the price of the shares prevailing on a national securities exchange which is registered under the Exchange Act, and in the case of shares not traded on such national securities exchange, the price as determined in accordance with procedures to be established in good faith by the Board or the Committee. With respect to incentive options, the Board or the Committee shall determine fair market value in conformance with regulations, if available, issued by the Internal Revenue Service with regard to incentive stock options.

          (d) The term "option", unless otherwise indicated, means either an incentive option or a nonqualified option.

          (e) The term "optionee" means an employee, consultant or trustee of the Company to whom an option is granted under the Plan.

          (f) The term "parent" shall have, for the purpose of this Plan, the meaning ascribed to it under Section 424(e) of the Code.

          (g) The term "subsidiary" shall have, for purposes of this Plan, the meaning ascribed to it under Section 424(f) of the Code and regulations promulgated thereunder.

     15. Termination or Amendment of Plan. The Board may from time to time, with respect to any shares at the time not subject to options, suspend or terminate the Plan or amend or revise the terms of the Plan; provided that the provisions of the Plan, to the extent that they relate to the granting of nonqualified options to non-employee trustees (including without limitation Paragraph 9) may not be amended more than once every six months (other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder); and provided further that any amendment of the Plan shall be approved by shareholders representing a majority of the outstanding shares of capital stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Maryland, voting as a single class, to the extent that such shareholder approval is necessary to comply with applicable provisions of the Code, rules promulgated pursuant to
Section 16 of the Exchange Act, applicable state law, or NASD or exchange listing requirements.

     No amendment, suspension or termination of the Plan shall, without the consent of any affected optionee, alter or impair any rights or obligations under any option theretofore granted to such optionee under the Plan.

PROXY


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES




                     LEXINGTON CORPORATE PROPERTIES TRUST



     The undersigned hereby appoints Antonia G. Trigiani and Paul R. Wood proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of Lexington Corporate Prooperties Trust standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held may 20, 1998 or any adjournment thereof.



     (Continued, and to be marked, dated, and signed, on the other side)





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

   |                                                                        |
   |                                                                        |
----                                                                     ----


                                                      Please mark  [X]
                                                      your vote as
                                                      indicated in
                                                      this example.


  (1) to elect seven directors to serve until the 1999 Annual Meeting of Shareholders.

      FOR all nominees                    WITHHOLD
    listed to the right                   AUTORITY
   (except as marked to           to vote for all nominees
       the contrary                  listed to the right

            [ ]                             [ ]


  Election of Directors include:

      E. Robert Rosking, Richard J. Rouse, T. Wilson Englin, Carl D. Glickman, John D. McGurk Kevin W. Lynch, Seith M. Zachary

  INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
               STRIKE A LINE THROUGH NOMINEES'S NAME IN THE LIST ABOVE.)


  (2) to adopt, ratify and approve the Company's 1998 Share Option Plan; and

            FOR          AGAINST          ABSTAIN

            [ ]            [ ]              [ ]


  (3) to transact such other business as may properly come before the 1988 Annual Meeting.


                                   -----  Please sign exactly as your name
                                       |  appears on this Proxy Card. When
                                          signing as attorney, executor,
                                          administrator, trustee, guardian or
                                          corporate or partnership official,
                                          please give full title as such and
                                          the full name of the entity on
                                          behalf of whom you are signing. If
                                          a partnership, please sign in
                                          partnership name by authorized
                                          person.


                                          Dated: ________________________, 1988


                                          _____________________________________
                                          Signature


                                          _____________________________________
                                          Signature



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